GIBSON, DUNN & CRUTCHER LLP
JONATHAN M. LANDERS, SBN 103501
DESMOND CUSSEN, SBN 154936
One Montgomery Street
Telesis Tower
San Francisco, California  94104-4505
(415) 393-8200

Attorneys for Debtors
ESCAGENETICS CORPORATION
PHYTOPHARMACEUTICALS, INC.
TPS PRODUCTS CO.

                      IN THE UNITED STATES BANKRUPTCY COURT

                     FOR THE NORTHERN DISTRICT OF CALIFORNIA


In re                                   CASE NOS. 96-3-0312 DM,
                                        96-3-0311 DM, AND 96-3-0313 DM
ESCAGENETICS CORPORATION,
a Delaware Corporation,                 JOINTLY ADMINISTERED AS CASE NO.
                                        96-3-0312 DM
PHYTOPHARMACEUTICALS, INC.,
a California Corporation                CHAPTER 11

TPS PRODUCTS CO.,
a Delaware Corporation

    Debtors.


                      THIRD AMENDED PLAN OF REORGANIZATION

                            DATED AS OF JUNE 6, 1996
                            ------------------------

                                TABLE OF CONTENTS

                                                                         Page
                                    ARTICLE 1
                           DEFINITIONS; VARIOUS DATES

Section 1.1.   "Administrative Claims" . . . . . . . . . . . . . . . . . . . . 1
Section 1.2.   "Allowed Claim" . . . . . . . . . . . . . . . . . . . . . . . . 1
Section 1.3.   "Bankruptcy Cases". . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.4.   "Bankruptcy Code" . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.5.   "Bankruptcy Court". . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.6.   "Bankruptcy Rules". . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.7.   "Business Day". . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.8.   "Cash Assets" . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.9.   "Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.10.  "Class" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 1.11.  "Confirmation". . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 1.12.  "Confirmation Date" . . . . . . . . . . . . . . . . . . . . . . 3
Section 1.13.  "Confirmation Order". . . . . . . . . . . . . . . . . . . . . . 3
Section 1.14.  "Creditor". . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 1.15.  "Debtors" . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 1.16.  "Disbursing Agent". . . . . . . . . . . . . . . . . . . . . . . 3
Section 1.17.  "Disputed Claim". . . . . . . . . . . . . . . . . . . . . . . . 3
Section 1.18.  "Distribution Account". . . . . . . . . . . . . . . . . . . . . 3
Section 1.19.  "Effective Date". . . . . . . . . . . . . . . . . . . . . . . . 3
Section 1.20.  "ESCAChile" . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 1.21.  "Escrow Account". . . . . . . . . . . . . . . . . . . . . . . . 3
Section 1.22.  "Escrow Agreement". . . . . . . . . . . . . . . . . . . . . . . 4
Section 1.23.  "Estates" . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 1.24.  "Executory Contract". . . . . . . . . . . . . . . . . . . . . . 4
Section 1.25.  "Filed" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 1.26.  "Filing Date" . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 1.27.  "Final Order" . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 1.28.  "Gulf Palms Contract" . . . . . . . . . . . . . . . . . . . . . 4
Section 1.29.  "Gulf Palms Litigation" . . . . . . . . . . . . . . . . . . . . 5
Section 1.30.  "Interest". . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 1.31.  "Landlord". . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 1.32.  "Person". . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 1.33.  "Plan". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Section 1.34.  "Priority Claims" . . . . . . . . . . . . . . . . . . . . . . . 5
Section 1.35.  "Pro Rata Share". . . . . . . . . . . . . . . . . . . . . . . . 5
Section 1.36.  "Recovery Rights" . . . . . . . . . . . . . . . . . . . . . . . 5
Section 1.37.  "San Carlos Master Lease" . . . . . . . . . . . . . . . . . . . 6
Section 1.38.  "San Jose Greenhouse" . . . . . . . . . . . . . . . . . . . . . 6
Section 1.39.  "SAPAD" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 1.40.  "Secured Claim" . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 1.41.  "San Carlos Subleases". . . . . . . . . . . . . . . . . . . . . 7
Section 1.42.  "Tax Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 1.43.  "Ultra Fund". . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 1.44.  "Unsecured Claim" . . . . . . . . . . . . . . . . . . . . . . . 8

                                    ARTICLE 2
                     CLASSIFICATION OF CLAIMS AND INTERESTS

Section 2.1.   Classification. . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 2.2.   Classes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                    ARTICLE 3
                   TREATMENT OF ADMINISTRATIVE AND TAX CLAIMS

Section 3.1.   Administrative Claims . . . . . . . . . . . . . . . . . . . . . 9
Section 3.2.   Tax Claims. . . . . . . . . . . . . . . . . . . . . . . . . . .10

                                    ARTICLE 4
                       TREATMENT OF CLASSES UNDER THE PLAN

Section 4.1.   Satisfaction Of Claims. . . . . . . . . . . . . . . . . . . . .10
Section 4.2.   Class 1:  Priority Claims . . . . . . . . . . . . . . . . . . .10
Section 4.3.   Class 2:  Secured Claims. . . . . . . . . . . . . . . . . . . .10
Section 4.4.   Class 3:  Convenience Class Claims. . . . . . . . . . . . . . .10
Section 4.5.   Class 4:  General Unsecured Claims. . . . . . . . . . . . . . .10
Section 4.6.   Class 5:  Ultra Fund. . . . . . . . . . . . . . . . . . . . . .11
Section 4.7.   Class 6:  Interests . . . . . . . . . . . . . . . . . . . . . .11

                                    ARTICLE 5
                  IMPAIRMENT OR UNIMPAIRMENT OF CLASSES; VOTING

Section 5.1.   Unclassified Claims . . . . . . . . . . . . . . . . . . . . . .11
Section 5.2.   Classes Not Impaired Under The Plan . . . . . . . . . . . . . .11
Section 5.3.   Classes Impaired Under The Plan . . . . . . . . . . . . . . . .11

                                    ARTICLE 6
                         CRAMDOWN OF NONACCEPTING CLASS

Section 6.1.   Cramdown. . . . . . . . . . . . . . . . . . . . . . . . . . . .11

                                    ARTICLE 7
                      MEANS FOR IMPLEMENTATION OF THE PLAN

Section 7.1.   Substantive Consolidation . . . . . . . . . . . . . . . . . . .11
Section 7.2.   Disbursing Agent and Distribution Account . . . . . . . . . . .12
Section 7.3.   Distribution of Proceeds. . . . . . . . . . . . . . . . . . . .12
Section 7.4.   Liquidation of Certain Assets . . . . . . . . . . . . . . . . .13
Section 7.5.   Disbursing Agent. . . . . . . . . . . . . . . . . . . . . . . .14
Section 7.6.   Status of Debtors after Effective Date. . . . . . . . . . . . .14
Section 7.7.   San Carlos Master Lease and San Carlos Subleases. . . . . . . .14
Section 7.8.   Gulf Palms and CloneTech. . . . . . . . . . . . . . . . . . . .14
Section 7.9.   Recovery Rights . . . . . . . . . . . . . . . . . . . . . . . .15
Section 7.10.  Direction To Parties. . . . . . . . . . . . . . . . . . . . . .15
Section 7.11.  Provisions For Objections To And Treatment Of Disputed Claims .15
Section 7.12.  Estimation Of Disputed Claims And Disputed Interests. . . . . .15
Section 7.13.  Manner Of Payments Under The Plan . . . . . . . . . . . . . . .15
Section 7.14.  Unclaimed Distributions . . . . . . . . . . . . . . . . . . . .15
Section 7.15.  No De Minimis Distributions . . . . . . . . . . . . . . . . . .16
Section 7.16.  Tax Reporting and Withholding . . . . . . . . . . . . . . . . .16

Section 7.17.  Stock Authorization and Issuance. . . . . . . . . . . . . . . .16
Section 7.18.  New Directors and Officers. . . . . . . . . . . . . . . . . . .16
Section 7.19.  Post-Confirmation Loan. . . . . . . . . . . . . . . . . . . . .16

                                    ARTICLE 8
                               EXECUTORY CONTRACTS

Section 8.1.   Rejection Of Executory Contracts. . . . . . . . . . . . . . . .17
Section 8.2.   Claims For Damages. . . . . . . . . . . . . . . . . . . . . . .17

                                    ARTICLE 9
                            RETENTION OF JURISDICTION

Section 9.1.   Jurisdiction Of Bankruptcy Court. . . . . . . . . . . . . . . .17

                                   ARTICLE 10
             CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

Section 10.1.  Conditions To Confirmation. . . . . . . . . . . . . . . . . . .18
Section 10.2.  Conditions To Effectiveness . . . . . . . . . . . . . . . . . .19

                                   ARTICLE 11
                         TITLE TO PROPERTY AND DISCHARGE

Section 11.2.  Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . .19

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

Section 12.1.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .19
Section 12.2.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . .19
Section 12.3.  Right to Withdraw . . . . . . . . . . . . . . . . . . . . . . .19
Section 12.4.  Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Section 12.5.  Construction. . . . . . . . . . . . . . . . . . . . . . . . . .20
Section 12.6.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . .20
Section 12.7.  No Interest . . . . . . . . . . . . . . . . . . . . . . . . . .20
Section 12.8.  No Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . .20
Section 12.9.  Amounts Of Claims . . . . . . . . . . . . . . . . . . . . . . .20
Section 12.10. No Waiver Of Discharge. . . . . . . . . . . . . . . . . . . . .20
Section 12.11. Integration . . . . . . . . . . . . . . . . . . . . . . . . . .21


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

                      THIRD AMENDED PLAN OF REORGANIZATION
                            DATED AS OF JUNE 6, 1996

     ESCAgenetics Corporation, a Delaware corporation ("ESCA"), PHYTOpharmaceuticals, Inc., a California corporation and a majority-owned subsidiary of ESCA ("PPI"), and TPS Products Co., a Delaware corporation and a wholly-owned subsidiary of ESCA ("TPS"), the Debtors in the above-captioned Chapter 11 cases, hereby propose the following Third Amended Plan of Reorganization pursuant to the provisions of Chapter 11 of Title 11 of the United States Code.

                                 SUMMARY OF PLAN

     In brief, the Plan provides for the substantive consolidation of the Debtors' estates and the distribution of the Cash Assets to Creditors. With the exception of PPI's inventory of plant extracts which may be sold by the Debtors prior to the Effective Date, intellectual property will be retained by the Debtors. GFL Ultra Fund Ltd. ("Ultra Fund") will be paid partly in stock and partly in cash. All other creditors will be paid in cash. ESCA and PPI qualify, and have elected to be treated, as small businesses under Bankruptcy Code section 101(51C), and intend to comply with the provisions of the Bankruptcy Code governing small businesses. The Debtors believe that TPS also qualifies as a small business but the Bankruptcy Court has reserved this issue owing to the existence of an intercompany obligation from TPS to ESCA in the approximate amount of $5,700,000. The Debtors will continue in business following the consummation of the Plan. They will continue to develop and maximize the value of their intellectual property and will seek a merger partner.


                                    ARTICLE 1

                           DEFINITIONS; VARIOUS DATES

     Unless otherwise provided herein, all terms used herein shall have the meanings assigned to such terms in Title 11 of the United States Code. For the purposes of the Plan, the following terms (which appear herein as capitalized terms) shall have the meanings set forth below.

     Section 1.1."ADMINISTRATIVE CLAIMS" means all fees of the U.S. Trustee and all costs and expenses of administration of the Bankruptcy Cases with priority under Section 507(a)(1) of the Bankruptcy Code including, without limitation, costs and expenses allowed under Section 503(b) of the Bankruptcy Code, the actual and necessary costs and expenses of preserving the estates of the Debtors and operating the businesses of the Debtors, any indebtedness or obligations incurred or assumed by the Debtors and any fees or charges assessed against the estates of the Debtors under 28 U.S.C. Section 1930.

     Section 1.2."ALLOWED CLAIM" means a Claim against any of the Debtors to the extent that:

          (a) the Claim is deemed filed pursuant to Section 1111(a) of the Bankruptcy Code and no proof of Claim has been timely filed; or

          (b) a proof of Claim has been timely filed or is deemed filed pursuant to Bankruptcy Code Section 1111(a) and either:

               (i)  the Claim is not a Disputed Claim; or

               (ii) the Claim has been allowed by a Final Order (only to the extent so allowed); or

          (c) the Claim is a Tax Claim and the amount of such Claim has been agreed to by the Debtors or allowed by a Final Order of the Bankruptcy Court; or

          (d) the Claim is an Administrative Claim for compensation pursuant to Sections 330 and 331 of the Bankruptcy Code that has been allowed by the Bankruptcy Court; or

          (e)  the Claim is a Claim that is allowed by the terms of the Plan.

     Section 1.3. "BANKRUPTCY CASES" means the above-captioned Chapter 11 cases of the Debtors.

     Section 1.4. "BANKRUPTCY CODE" means Title 11 of the United States Code, 11 U.S.C. Section 101 ET SEQ., as applicable to the Bankruptcy Cases, together with all amendments, modifications and replacements as the same exist upon any relevant date.

     Section 1.5. "BANKRUPTCY COURT" means the United States District Court for the Northern District of California with jurisdiction over the Bankruptcy Cases and, to the extent of any reference made pursuant to 28 U.S.C. Section 157, the United States Bankruptcy Court for the Northern District of California or any court having competent jurisdiction to enter the Confirmation Order.

     Section 1.6. "BANKRUPTCY RULES" means the Rules of Bankruptcy Procedure, as amended, and the local rules of the Bankruptcy Court, as applicable to the Bankruptcy Cases.

     Section 1.7. "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by law to close.

     Section 1.8. "CASH ASSETS" means cash and cash equivalents such as certificates of deposit, time deposits, savings accounts and similar items.

     Section 1.9. "CLAIM" means, with reference to any of the Debtors, (a) a right to payment (including, without limitation, a guaranty), whether or not such right is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or

(b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     Section 1.10. "CLASS" means any group of holders of Claims or Interests as specified in Article 2.

     Section 1.11. "CONFIRMATION" means the entry by the Bankruptcy Court of an order confirming the Plan.

     Section 1.12. "CONFIRMATION DATE" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

     Section 1.13. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan.

     Section 1.14. "CREDITOR" means any Person that holds a Claim against any Debtor that arose or is deemed to have arisen on or before the Filing Date including, without limitation, Claims of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code.

     Section 1.15. "DEBTORS" means, and is a collective reference to, ESCA, PPI and TPS.

     Section 1.16. "DISBURSING AGENT" means the person appointed by the President of ESCA, after the Effective Date, to carry out the duties of the Disbursing Agent as set forth in the Plan.

     Section 1.17. "DISPUTED CLAIM" means (a) a Claim that is scheduled as disputed, contingent or unliquidated in the Debtors' schedules and no proof of Claim has been timely filed with respect to such Claim, or (b) a Claim with respect to which any Debtor has filed a timely objection, which has not been withdrawn on or before any date fixed for filing such objections by the Plan or by order of the Bankruptcy Court, and has not been denied by a Final Order.

     Section 1.18. "DISTRIBUTION ACCOUNT" means the separate, interest-bearing account to be established at a bank selected by the Disbursing Agent and into which, among other things, all Cash Assets and all proceeds of the liquidation of the Debtors' assets shall be deposited on the Effective Date, all as provided in this Plan.

     Section 1.19. "EFFECTIVE DATE" means the first Business Day which is at least 10 days after the date of entry of the Confirmation Order and on which no stay of the Confirmation Order is in effect.

     Section 1.20. "ESCACHILE" means that certain Chilean corporation which is located in Osorna, Chile, is wholly-owned by TPS and is engaged in the potato seed production business.

     Section 1.21. "ESCROW ACCOUNT" means the interest-bearing segregated account which was established by Landlord pursuant to the terms of the Escrow Agreement. As of the Filing Date, the Escrow Account contained the approximate sum of $50,000. All matters relating to the Escrow Account have been settled pursuant to an agreement which has been entered into by and between the Landlord and the Debtors. That agreement is dated March 11, 1996, and was approved by order of the Bankruptcy Court dated on or about
March 15, 1996.

     Section 1.22. "ESCROW AGREEMENT" means the letter agreement dated June 15, 1995, by and between the Landlord and ESCA, which provides that ESCA shall pay the following sums to Landlord who, in turn, shall deposit them into the Escrow
Account: (i) a lump sum of $25,000; (ii) $9,571.80, representing a percentage of the proceeds generated by certain subleases over a limited period of time, and
(iii) $5,000 per month commencing on November 15, 1995. The Escrow Agreement provides that the monies in the Escrow Account are to be made available to ESCA in order to restore the premises which it leases pursuant to the San Carlos Master Lease in accordance with the terms of said lease. All matters relating to the Escrow Agreement have been settled pursuant to an agreement which has been entered into by and between the Landlord and the Debtors. That agreement is dated March 11, 1996, and was approved by order of the Bankruptcy Court dated on or about March 15, 1996.

     Section 1.23. "ESTATES" means the estates for the Debtors created pursuant to Section 541 of the Bankruptcy Code upon the commencement of the Bankruptcy Cases, and "Estate" means any single one of such Estates.

     Section 1.24. "EXECUTORY CONTRACT" means any executory contract or unexpired lease, subject to Section 365 of the Bankruptcy Code, between any Debtor and any other Person or Persons in effect as of the Filing Date.

     Section 1.25. "FILED" means filed with the Bankruptcy Court in the Bankruptcy Cases and served upon: (i) the Office of the U.S. Trustee, 250 Montgomery Street, Suite 1000, San Francisco, CA 94104; (ii) Jonathan M. Landers, Esq., Gibson, Dunn & Crutcher, One Montgomery Street, 31st Floor, Telesis Tower, San Francisco, CA 94104; and (iii) such other entity and its counsel of record, as may be subject to or a party to the matters raised by the pleading or document that is filed.

     Section 1.26.  "FILING DATE" means January 26, 1996.

     Section 1.27. "FINAL ORDER" means an order or judgment of the Bankruptcy Court with respect to which no stay is in effect.

     Section 1.28. "GULF PALMS CONTRACT" means that certain contract between Gulf Palms Agricultural Co., a Kuwaiti corporation, and ESCA, dated on or about March of 1994, pursuant to which ESCA was to develop date palm plants from tissue cultures and deliver 40,000 date palm plants to Gulf Palms over a two-year period in exchange for the payment of $680,000. Gulf Palms posted a $680,000 letter of credit (the "Gulf Palms Letter of Credit") to assure payment for all plants produced by ESCA. ESCA received a payment of approximately $204,000 for costs associated with developing the processes and procedures to clone the date palm plant in large quantities. All matters relating to the Gulf Palms Contract have been settled. An agreement between Gulf Palms, CloneTech and ESCA documenting this settlement will shortly be filed with the Bankruptcy Court and noticed to Creditors.

     Section 1.29. "GULF PALMS LITIGATION" means that certain lawsuit commenced by Gulf Palms Agricultural Co. against ESCA on July 11, 1995. Said lawsuit is pending in the Superior Court for the County of San Mateo. In brief, Gulf Palms has asserted various causes of action (including breach of contract) against ESCA based on ESCA's alleged failure to perform its obligations under the Gulf Palms Contract. In connection with said litigation, the Superior Court entered an order on December 27, 1995, granting Gulf Palm's motion for a writ of possession with respect to all date palm materials for various date palm varieties which were produced or developed pursuant to ESCA's contract with Gulf Palms. Gulf Palms took possession of the foregoing date palm materials in January of 1996. All matters relating to the Gulf Palms Litigation have been settled. An agreement between Gulf Palms, CloneTech and ESCA documenting this settlement will shortly be filed with the Bankruptcy Court and noticed to Creditors.

     Section 1.30. "INTEREST" means the legal, equitable and contractual rights resulting from or appurtenant to being a holder of an equity interest in any of the Debtors.


     Section 1.31. "LANDLORD" means Tanklage Construction Co., Inc. and Tanklage Properties, Inc.

     Section 1.32. "PERSON" means any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, government or any political subdivision thereof or other entity.

     Section 1.33. "PLAN" means this Third Amended Plan of Reorganization, as altered, modified or amended by the Debtors in accordance with the Bankruptcy Code, the Bankruptcy Rules, and this Plan.

     Section 1.34. "PRIORITY CLAIMS" means all Claims that are entitled to priority pursuant to Section 507(a) of the Bankruptcy Code and that are not Administrative Claims or Tax Claims.

     Section 1.35. "PRO RATA SHARE" means as to any distribution to be made under this Plan in respect of any Class of Claims, the allocation of the aggregate amount of such distribution in accordance with that percentage of the total of Allowed Claims in such Class that is represented by the Allowed Claim receiving the distribution.

     Section 1.36. "RECOVERY RIGHTS" means all claims, torts, demands, actions or causes of action of any kind or nature whatsoever, whether known or unknown, that the Debtors, debtors in possession, or the Debtors' estates may have, except to the extent that such rights, claims, and causes of action are expressly released in this Plan. The Debtors do not believe that there are any Recovery Rights.

     Section 1.37. "SAN CARLOS MASTER LEASE" means collectively the following two leases:

          (a) That certain lease dated May 15, 1981, by and between ESCA (as lessee and successor-in-interest to International Plant Research Institute) and Landlord, as amended by (i) that certain Addendum to Lease dated May 15, 1981,
(ii) that certain Addendum to Lease dated May 16, 1981, and (iii) that certain Addendum to Lease dated October 15, 1981, and pursuant to which ESCA leases from Landlord certain premises located at 814-838 Bransten Road, San Carlos, California. The monthly rent currently coming due pursuant to the foregoing lease totals $15,578.50 and the term of the lease extends until February 14, 1999. The security deposit paid by ESCA to the Landlord under the foregoing lease and the lease described in subparagraph (b) below totals $1,932.

          (b) That certain lease dated January 4, 1979, by and between ESCA (as lessee and successor-in-interest to International Plant Research Institute) and Landlord, as amended by (i) that certain Addendum to Lease dated January 9, 1980, (ii) that certain Addendum to Lease dated March 4, 1980, (iii) that certain Addendum to Lease dated July 3, 1980, (iv) that certain Addendum to Lease dated September 4, 1980, (v) that certain Addendum to Lease dated September 18, 1980, (vi) that certain Addendum to Lease dated March 18, 1981,
(vii) that certain Addendum to Lease dated May 15, 1981, (viii) that certain Addendum to Lease dated October 15, 1981, and (ix) that certain Addendum to Lease dated May 28, 1982, and pursuant to which ESCA leases from Landlord certain premises located at 853, 871 and 887 Industrial Road, San Carlos, California. The monthly rent currently coming due pursuant to the foregoing lease totals $21,253.39 and the term of the lease extends until February 14, 1999. The security deposit paid by ESCA to the Landlord under the foregoing lease and the lease described in subparagraph (a) above totals $1,932.

     All matters relating to the San Carlos Master Lease have been settled pursuant to an agreement which has been entered into by and between the Landlord and the Debtors. That agreement is dated March 11, 1996, and was approved by order of the Bankruptcy Court dated on or about March 15, 1996.

     Section 1.38. "SAN JOSE GREENHOUSE" means that certain greenhouse and related improvements located at 2050 Fortune Drive, San Jose, California, which is owned by ESCA. The land underlying the San Jose Greenhouse is owned by Jacinto S. Siquig and Erlinda Siquig (the "Siquigs") and is leased by ESCA pursuant to that certain lease dated August 15, 1988, as amended by letter agreement of August 22, 1988, executed by and between the Siquigs and Sungene Technologies (predecessor-in-interest to ESCA). The monthly rent coming due under the lease is $1,600 and the lease expires on July 29, 1997. All matters relating to the San Jose Greenhouse have been settled pursuant to an agreement which has been entered into by and between the Siquigs and the Debtors. That agreement is dated May 30, 1996, and is scheduled for hearing before the Bankruptcy Court on June 19, 1996.

     Section 1.39. "SAPAD" means the Saudi American Plant Development Limited Company, a joint venture in Saudi Arabia which ESCA entered into with the I.M. Boumarah Company, a Saudi Arabian company. Pursuant to the joint venture agreement, among other things, (a) ESCA agreed to provide the technical know-how for the production of date palm trees from tissue cultures to I.M. Boumarah, (b) I.M. Boumarah agreed to sell the date palm trees, and (c) ESCA was to receive 27% of the proceeds from the sales of the trees. ESCA owns 324 shares (a 27% interest) in SAPAD.

     Section 1.40. "SECURED CLAIM" means (a) a Claim secured by a lien on any of the Debtors' assets, which lien is valid, perfected and enforceable and is not subject to avoidance under the Bankruptcy Code or other applicable nonbankruptcy law, but only to the extent that such Claim does not exceed the value of the assets securing such Claim or (b) a Claim allowed under the Plan as a Secured Claim.

     Section 1.41. "SAN CARLOS SUBLEASES" means collectively the following subleases of the Bransten Road and Industrial Road premises, which premises are leased by ESCA pursuant to the San Carlos Master Lease (each of the San Carlos Subleases was consented to by Landlord):

          (a) That certain sublease dated January 19, 1995, by and between ESCA, as sublessor, and Argonaut Technologies, as sublessee, as amended by that certain First Amendment to Sublease dated October 9, 1995, pursuant to which Argonaut subleases from ESCA the premises located at 887D, 887E, 887F and 887G Industrial Road and 853A, 853I and 853J Industrial Road, San Carlos, California. The monthly rent currently coming due pursuant to the Argonaut sublease totals $21,995 and the term of the sublease extends until January 18, 1998 (subject to a six-month renewal option in favor of Argonaut). The security deposit paid by Argonaut to ESCA under the Argonaut sublease totals $17,592.50.

          (b) That certain sublease dated October 31, 1995, by and between ESCA, as sublessor, and Servicor, Inc., as sublessee, pursuant to which Servicor subleases from ESCA a portion of the premises located at 830 Bransten Road, San Carlos. The monthly rent currently coming due pursuant to the Servicor sublease totals $10,400 and the term of the sublease extends until February 14, 1999.
The security deposit paid by Servicor to ESCA under the Servicor sublease totals $10,400.

          (c) That certain sublease dated December 6, 1995, by and between ESCA, as sublessor, and Cellegy Pharmaceuticals Inc., as sublessee, pursuant to which Cellegy Pharmaceuticals subleases from ESCA the premises located at 871J, 871K and 871L Industrial Road, San Carlos, California. The monthly rent currently coming due pursuant to the Cellegy Pharmaceuticals sublease totals $8,992 and the term of the sublease extends until May 31, 1997 (subject to a three six-month renewal options in favor of Cellegy

Pharmaceuticals). The security deposit paid by Cellegy Pharmaceuticals to ESCA under the Cellegy Pharmaceuticals sublease totals $8,992.


     All matters relating to the San Carlos Subleases have been settled pursuant to an agreement which has been entered into by and between the Landlord and the Debtors. That agreement is dated March 11, 1996, and was approved by order of the Bankruptcy Court dated on or about March 15, 1996.

     Section 1.42.  "TAX CLAIM" means a Claim of the kind specified in
Section 507(a)(8) of the Bankruptcy Code.

     Section 1.43. "ULTRA FUND" means GFL Ultra Fund Ltd., the holder of a Claim in the amount of $805,727, based on 6% Convertible Debentures in the face amount of $750,000, issued by ESCA on October 21, 1994.

     Section 1.44. "UNSECURED CLAIM" means a Claim which is neither a Secured Claim as specified herein nor entitled to priority under the Bankruptcy Code or the orders of the Bankruptcy Court, including without limitation (i) Claims arising from the rejection of any Executory Contracts pursuant to Section 365 of the Bankruptcy Code; (ii) Claims of any governmental unit not entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code; (iii) any Claim incurred in the ordinary course of business of any of the Debtors prior to the Filing Date; and (iv) disputed, contingent and/or unliquidated Claims that would be Unsecured Claims if undisputed, absolute and/or liquidated.

                                    ARTICLE 2

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     Section 2.1.   CLASSIFICATION.

          (a) Section 2.2 sets forth a designation of Classes of Claims and Interests. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class.

          (b) In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims of the kind specified in Sections 507(a)(l) and 507(a)(8), respectively, have not been classified and are excluded from the following Classes. There are no Claims under Section 507(a)(2).

     Section 2.2. CLASSES. For the purposes of the Plan, those Persons holding Claims against, or Interests in, the Debtors are grouped as follows in accordance with Section 1122(a) of the Bankruptcy Code:

          (a) CLASS 1: PRIORITY CLAIMS. This Class consists of all Claims that are not Claims of the type referred to in

Section 2.1(b) hereof and are entitled to priority pursuant to Section 507(a) of the Bankruptcy Code.

          (b) CLASS 2: SECURED CLAIMS. This Class consists of all Secured Claims against any of the Debtors.

          (c) CLASS 3: CONVENIENCE CLASS. This Class consists of all Unsecured Claims (i) of $2,000 or less, or (ii) as to which the holder timely elects, on the ballot for voting on the Plan, to reduce such Unsecured Claim to $2,000.

          (d) CLASS 4: GENERAL UNSECURED CLAIMS. This Class consists of all general Unsecured Claims not included in Class 3 or Class 5.

          (e) CLASS 5: ULTRA FUND. This Class consists of the Claim held by Ultra Fund.

          (f) CLASS 6: INTERESTS. This Class consists of all Interests in any of the Debtors. Because the holders of the Interests hold Interests in different Debtors, Class 6 is divided into three subclasses:

          Class 6(a):  the holders of Interests in ESCA;

          Class 6(b):  the holders of Interests in PPI; and

          Class 6(c):  the holders of Interests in TPS

                                    ARTICLE 3

                   TREATMENT OF ADMINISTRATIVE AND TAX CLAIMS

     Section 3.1.   ADMINISTRATIVE CLAIMS.

          (a) TREATMENT. Each holder of an Allowed Administrative Claim shall receive, in full satisfaction of such Claim, cash equal to the amount of such Claim on the later of (i) ten (10) Business Days after the Effective Date and
(ii) the date that is ten Business Days after such Claim becomes an Allowed Claim, unless such holder shall have agreed to different treatment of such Claim; provided, however, that Administrative Claims representing obligations incurred in the ordinary course of business shall be paid or performed by the Debtors in accordance with the terms and conditions of each agreement relating thereto. All professional fees alleged to be entitled to Administrative Claim status are subject to Bankruptcy Court approval and will be paid only after entry of an appropriate order.

          (b) BAR DATE FOR ADMINISTRATIVE CLAIMS. All applications for final compensation of professional persons for services rendered and for reimbursement of expenses incurred on or before the Effective Date (including, without limitation, any compensation requested by any professional or other entity for making a substantial contribution to the Bankruptcy Cases) and all other requests for payment of Administrative Claims incurred before the

Effective Date under Sections 507(a)(1) or 503(b) of the Code (except only for Claims for trade debt incurred in the ordinary course of business on or after the Filing Date and Claims under 28 U.S.C. Section 1930) shall be Filed no later than thirty (30) days after the Confirmation Date. Any such Claim not Filed by this deadline shall be forever barred and any Creditor who is required to File a request for payment of such Claim and who does not File such request by the applicable bar date shall be forever barred from asserting such Claim against any Debtor, its Estate, or the Distribution Account.

     Section 3.2.   TAX CLAIMS.  Each Allowed Tax Claim of the kind specified in
Section 507(a)(8) of the Bankruptcy Code shall be paid in cash on the later of
(i) ten Business Days after the Effective Date and (ii) the date that is ten Business Days after such Claim becomes an Allowed Claim. Holders of Tax Claims shall not receive any payment on account of postpetition interest on, or penalties (whether postpetition or prepetition) with respect to, or arising in connection with, such Tax Claims, except as allowed by Final Order. The Plan, the Confirmation Order and Section 1141(d) of the Bankruptcy Code provide for the discharge of any such Claims for postpetition interest and/or penalties (whether postpetition or prepetition).

                                    ARTICLE 4

                       TREATMENT OF CLASSES UNDER THE PLAN

     Section 4.1. SATISFACTION OF CLAIMS. The treatment of and consideration to be received by holders of Allowed Claims pursuant to this Article 4 shall be in full satisfaction, release and discharge of their respective Claims against the Debtors. Holders of Interests in the Debtors shall retain their Interests.

     Section 4.2. CLASS 1: PRIORITY CLAIMS. Class 1 Claims that are Allowed Claims shall be paid in cash in full on the later of ten (10) Business Days after the Effective Date, or the date that is ten (10) Business Days after such Claim becomes an Allowed Claim, unless the holder of such a Claim agrees to different treatment.

     Section 4.3. CLASS 2: SECURED CLAIMS. Class 2 Claims that are Allowed Claims shall be paid in cash in full on the later of ten (10) Business Days after the Effective Date, or the date that is ten (10) Business Days after such Claim becomes an Allowed Claim, unless the holder of such a Claim agrees to different treatment.

     Section 4.4. CLASS 3: CONVENIENCE CLASS CLAIMS. Class 3 Claims that are Allowed Claims shall be paid in cash in full on the later of ten (10) Business Days after the Effective Date, or on the date that is ten (10) Business Days after such Claim becomes an Allowed Claim, unless the holder of such a Claim agrees to different treatment.

     Section 4.5. CLASS 4: GENERAL UNSECURED CLAIMS. Each holder of a Class 4 Claim that is an Allowed Claim shall be paid its Pro Rata Share of 75% of the Cash Assets remaining in the Distribution

Account after the payment of Administrative Claims, Tax Claims and Class 1, 2 and 3 Claims.

     Section 4.6. CLASS 5: ULTRA FUND. The holder of the Class 5 Claim shall receive:
          (a) 25% of the Cash Assets remaining in the Distribution Account after payment of Administrative Claims, Tax Claims, and Class 1, 2 and 3 Claims; and
          (b)  66,060,000 shares of common stock of ESCA.

     Section 4.7. CLASS 6: INTERESTS. Each Interest holder shall retain its Interest but shall receive no property or other consideration under the Plan.

                                    ARTICLE 5

                  IMPAIRMENT OR UNIMPAIRMENT OF CLASSES; VOTING

     Section 5.1. UNCLASSIFIED CLAIMS. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims are not classified under the Plan and the holders of such Claims are not entitled to vote on the Plan.

     Section 5.2. CLASSES NOT IMPAIRED UNDER THE PLAN. Classes 1, 2, 3, 6(b) and 6(c) are not impaired under the Plan and, pursuant to Section 1126(f) of the Bankruptcy Code, are conclusively deemed to have accepted the Plan and are not entitled to vote on the Plan.

     Section 5.3. CLASSES IMPAIRED UNDER THE PLAN. Classes 4 and 5 are impaired within the meaning of Section 1124 of the Bankruptcy Code, and the holders of Claims in each of such Classes shall be entitled to vote on the Plan. Class 6(a), the holders of Interests in ESCA, will retain their stock in ESCA, but their stock will be substantially diluted. Class 6(a) is impaired. Acceptances will not be solicited from Class 6(a), which will be deemed to have rejected the Plan.

                                    ARTICLE 6

                         CRAMDOWN OF NONACCEPTING CLASS

     Section 6.1. CRAMDOWN. Because Class 6(a) is deemed to have rejected the Plan, the provisions of Section 1129(b) of the Bankruptcy Code will be invoked by the Debtors. The Debtors will be required to show that the Plan does not discriminate unfairly, and that it is fair and equitable, as to each Class that is impaired and has not accepted the Plan.

                                    ARTICLE 7

                      MEANS FOR IMPLEMENTATION OF THE PLAN

     Section 7.1. SUBSTANTIVE CONSOLIDATION. The Plan contemplates and is predicated upon the Confirmation Order providing for the substantive consolidation of the Debtors' Estates and all Claims against the Debtors, solely for purposes of the Plan (and not for corporate or tax law purposes). All Claims, including Administrative Claims, against the Debtors are classified together notwithstanding that certain of such Claims may be asserted against only one of the Debtors. Thus, for purposes of this Plan, with respect to the consolidated Claims, including Administrative Claims, (a) all inter-Debtor Claims, including but not limited to actions seeking to avoid any prepetition inter-Debtor transactions, and any Claims for reimbursement, indemnity, or contribution, by and among the Debtors incurred prior to the Filing Date will be eliminated; (b) except as otherwise ordered by the Bankruptcy Court or provided by the Plan, for voting purposes, any obligation of any Debtor relating to a Claim, including any all guaranties, will be deemed to be one obligation of all of the Debtors and shall be entitled to one vote; (c) each and every Claim filed in the individual Bankruptcy Case of any Debtor will be deemed filed against each of the Debtors, and shall be entitled to a single satisfaction; and (d) for purposes of determining the availability of the right of setoff of collectively classified Claims under Section 553 of the Bankruptcy Code or for purposes of any avoidance action under Sections 544-550 of the Bankruptcy Code, the Debtors shall be treated as one entity so that, subject to the other provisions of Section 553 of the Bankruptcy Code, debts of the holder of a collectively classified Claim due to any Debtor may be set off against the collectively classified Claim of such holder and no recovery may be had under Sections 544-550 of the Bankruptcy Code solely based on the identity of the transferor or transferee as one Debtor rather than another Debtor. The filing of this Plan shall constitute a motion for substantive consolidation on the terms set forth in this Section.

     Section 7.2. DISBURSING AGENT AND DISTRIBUTION ACCOUNT. On the Effective Date, the Debtors or the Disbursing Agent shall establish the Distribution Account. The Debtors or the Disbursing Agent shall deposit the following assets into the Distribution Account:

          (a) CASH ASSETS. On the Effective Date, the Debtors shall deposit all of their Cash Assets into the Distribution Account (including the proceeds from the settlement with Gulf Palms and CloneTech).

          (b) PROCEEDS OF LIQUIDATION. On the Effective Date, the Disbursing Agent shall deposit into the Distribution Account all of the net proceeds received from the liquidation of the Debtors' assets.

     Section 7.3.   DISTRIBUTION OF PROCEEDS.

          (a) On the later of ten (10) Business Days after the Effective Date or the date that is ten (10) Business Days after the Claim becomes an Allowed Claim, the Disbursing Agent shall pay all Administrative Claims, Tax Claims, Class 1 Priority Claims, Class 2 Secured Claims and Class 3 Convenience Class Claims.

          (b) The Disbursing Agent shall make the first distribution to holders of Unsecured Claims in Classes 4 and 5 (in accordance with their Pro Rata Shares) on the sixtieth day after the Effective Date, and after establishing appropriate reserves for (i) unpaid Administrative Claims, (ii) unpaid Tax Claims, (iii) unpaid Class 1 Priority Claims, (iv) unpaid Class 2 Secured Claims, (v) unpaid Class 3 Convenience Class Claims, and (vi) Disputed Claims.

          (c) Subsequent distributions shall be made by the Disbursing Agent to Unsecured Creditors in Class 4 and 5 within 10 days after the end of each calendar month (commencing with the calendar month after the calendar month in which the first distribution is made), provided however that (i) no distribution shall be made at the end of any calendar month if the amount available for distribution at that time is less than $25,000, and (ii) prior to making any distribution the Disbursing Agent shall adjust the reserves referred to in subparagraph (c) above.

          (d) For the purposes of making distributions and establishing reserves hereunder, the Disbursing Agent shall assume that all Disputed Claims shall be allowed in the full amount claimed.

          (e) Distributions shall continue to be made by the Disbursing Agent to unsecured creditors hereunder until January 15, 1997, when the Disbursing Agent will make a final distribution of all remaining Cash Assets.

     Section 7.4.   LIQUIDATION OF CERTAIN ASSETS.

          (a) With the exception of the assets referred to in the next sentence and up until the Effective Date, the Debtors will endeavor to sell their remaining assets, including PPI's inventory of plant extracts. The Debtors will not seek to sell TPS itself, its potato seed inventory and the Debtors' intellectual property (with the exception of PPI's inventory of plant extracts) which will revert to the Debtors.

          (b) Except as expressly provided herein, all assets of the Debtors which are not sold by the Effective Date will be retained by the Debtors.

          (c) On or as soon as practicable after the Confirmation Date, the Debtors will complete the transfer of certain patents to SamYang Genex Co. As set forth in the Disclosure Statement, ESCA and PPI sold their taxol related business to SamYang Genex Co. in September of 1995. As part of that sale ESCA and PPI assigned two patents to SamYang Genex Co. (Patent No. 5,344,775 with a title of 'Synthesis of Taxenes in Culture Using Pseudocallus Cells' and Patent No. 5,279,953 with a title of 'In Vivo Production of Taxenes'). Although the patent assignment was executed and the patents were assigned prior to the Filing Date, the patent assignment was not recorded prior to the Filing Date. The Debtors will take all steps necessary to record the foregoing patent assignment on or as soon as practicable after the Conformation Date.

          (d) On or as soon as practicable after the Confirmation Date, ESCA will abandon its shares in SAPAD to I.M. Boumarah, ESCA's joint venture partner in SAPAD (the Debtors do not believe that ESCA's interest in SAPAD has any value).

     Section 7.5.   DISBURSING AGENT.

          (a) As soon as practicable after the Effective Date, a Disbursing Agent shall be appointed by the President of ESCA. The Disbursing Agent's principal function will be to ensure that payments are made, and assets are transferred, to Creditors in accordance with the terms of the Plan. The Disbursing Agent will serve at the pleasure of the President of ESCA.

          (b) The Cash Assets (which will be distributed to Creditors) will not be used to fund the business and nonbankruptcy related legal expenses of the Debtors after the Effective Date (including the expenses of GFL in consummating its treatment hereunder). In addition, from and after the Effective Date, if the Debtors or the Disbursing Agent wish to pay any expense from the Cash Assets, other than pre-Effective Date expenses incurred by the Debtors which do not require Court approval for payment, they must obtain bankruptcy court approval therefor.

          (c) Upon completion of all payments from the Distribution Account, the Disbursing Agent will submit to the Bankruptcy Court, and serve on all Creditors, a post-confirmation status report reflecting all payments made, and assets transferred, to Creditors under the Plan.

     Section 7.6. STATUS OF DEBTORS AFTER EFFECTIVE DATE. The Debtors will continue to exist as corporations and to engage in business after the Effective Date. Specifically, ESCA will: (1) engage in the business of developing and maximizing the value of its intellectual property and that of its subsidiaries; and (2) seek a merger partner. The Debtors, on the one hand, and William Koenig (the current chief executive officer of the Debtors) and/or Raymond Moshy (the current chairman of the board of the Debtors), on the other hand, may enter into post-Effective Date contracts, on such terms as those parties may mutually agree, in order to facilitate the post-Effective Date operations of the Debtors (including, for example, the claims objection process).

     Section 7.7. SAN CARLOS MASTER LEASE AND SAN CARLOS SUBLEASES. The treatment of the Landlord's Claim and all issues relating to the San Carlos Master Lease, the San Carlos Subleases, the Escrow Agreement and the Escrow Account have been settled pursuant to an agreement which has been entered into by and between the Landlord and the Debtors. That agreement is dated March 11, 1996, and was approved by order of the Bankruptcy Court dated on or about
March 15, 1996. The settlement agreement was previously filed and served on all creditors and other parties in interest.


     Section 7.8. GULF PALMS AND CLONETECH. Gulf Palms Agricultural Co. ("Gulf Palms"), CloneTech, Inc. ("CloneTech") and ESCA have resolved their dispute regarding the ownership of certain date palm materials and the amount of the Claims, if any, which Gulf Palms and CloneTech are entitled to assert against the Debtors. This dispute has been the subject of substantial litigation in Bankruptcy Court. The settlement will shortly be documented in a settlement agreement which will be distributed to creditors and noticed for hearing. In brief, pursuant to the settlement, (a) ESCA will relinquish all of its right, title and interest in and to the date palm materials, (b) CloneTech and Gulf Palms will relinquish all of their claims against ESCA and will not be entitled to receive any distribution under the Plan, (c) all pending litigation and motions between and among ESCA, Gulf Palms and CloneTech will be dismissed, and (d) ESCA will receive a payment of $10,000 (which will be part of the Cash Assets to be distributed to Creditors pursuant to the terms of the Plan).

     Section 7.9. RECOVERY RIGHTS. The Debtors do not believe that there are any Recovery Rights.

     Section 7.10. DIRECTION TO PARTIES. From and after the Effective Date, the Confirmation Order shall constitute an order directing any necessary party to execute or deliver or to join in the execution and delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act that is necessary for the consummation of the Plan, pursuant to
Section 1142(b) of the Bankruptcy Code.

     Section 7.11. PROVISIONS FOR OBJECTIONS TO AND TREATMENT OF DISPUTED CLAIMS. The Debtors shall object to the allowance of Claims filed with the Bankruptcy Court with respect to which the Debtors dispute liability in whole or in part. Such objections may be Filed before or within 30 days after the Confirmation Date. All objections shall either be litigated to Final Order or compromised and settled by the Debtors. Upon the allowance of a Disputed Claim by either compromise and settlement or by Final Order, the Disbursing Agent shall distribute to the holder of such Allowed Claim the distribution to which such holder shall be then entitled on equal status with its Class, had such Claim not been disputed.

     Section 7.12. ESTIMATION OF DISPUTED CLAIMS AND DISPUTED INTERESTS. Any Disputed Claim may be estimated by the Bankruptcy Court at any time unless such Claim has been allowed by the Bankruptcy Court or another court.

     Section 7.13. MANNER OF PAYMENTS UNDER THE PLAN. Any cash payment to be made by the Debtors or the Disbursing Agent pursuant to the Plan may, at the option of the Debtors or the Disbursing Agent, be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

     Section 7.14. UNCLAIMED DISTRIBUTIONS. All distributions shall be made by mail to either (a) the latest mailing address filed of record with the Bankruptcy Court, or (b) if no such mailing address has been so filed, the mailing address reflected on the Schedules of Assets and Liabilities filed by the Debtors, unless the holder of the Claim notifies the Debtors of a change of address at the address shown below:

          Bruce J. Borrus
          Graham & James LLP/Riddell Williams, P.S.
          1001 Fourth Avenue, Suite 4500
          Seattle, WA  98154-1065

     If a distribution has not cleared the relevant bank account of the Debtors, or the Distribution Account, as the case may be, within two (2) months of the date of mailing, or if the distribution is returned to the Debtors or the Distribution Account because of an inaccurate mailing address and the Disbursing Agent is unable to discover the proper mailing address, that distribution shall be forfeited and shall be deposited into the Distribution Account.

     Section 7.15. NO DE MINIMIS DISTRIBUTIONS. No distributions totaling less than Fifteen Dollars ($15.00) shall be required to be distributed by the Debtors or the Disbursing Agent to the holder of any Claim entitled to receive distributions under the Plan, unless specifically requested in writing by such holder.

     Section 7.16. TAX REPORTING AND WITHHOLDING. The Debtors and the Disbursing Agent may condition any distribution to a Creditor pursuant to this Plan upon the receipt by the Debtors or the Disbursing Agent, as the case may be, of any information required for reporting to any taxing authority with jurisdiction over the Debtors or the Disbursing Agent. In addition, the Debtors and the Disbursing Agent are hereby authorized and permitted to withhold from any distribution to a Creditor pursuant to this Plan such amounts as are necessary to comply with applicable tax law.

     Section 7.17. STOCK AUTHORIZATION AND ISSUANCE. Upon the Effective Date, ESCA's Articles of Incorporation shall be amended to authorize 88,000,000 shares of common stock in addition to the 12,000,000 shares that are currently authorized. The total amount of authorized common stock will be 100,000,000 shares. On or as soon as practicable after the Effective Date, ESCA will issue to Ultra Fund 66,060,000 shares of common stock, so that Ultra Fund will own ninety percent of the issued and outstanding shares of ESCA.

     Section 7.18. NEW DIRECTORS AND OFFICERS. On or as soon as practicable after the Effective Date, the directors and officers of the Debtors shall be replaced by: Michelle Kline and Kristi La-Band, who shall serve as directors of all three of the Debtors; and Michelle Kline, who shall serve as president, vice-president, treasurer and secretary of all three of the Debtors. The Articles of Incorporation and By-Laws of the Debtors shall, on the Effective Date, be amended to provide that the number of directors of each of the Debtors be two (2), and also to provide that the terms of directors not be staggered.

     Section 7.19. POST-CONFIRMATION LOAN. Ultra Fund (or an entity related to Ultra Fund) shall provide ESCA with a $50,000 line of credit to finance the Debtors post-confirmation business activities. The loan shall be convertible into equity at the lender's option. The conversion rate shall be 130 shares per dollar.

                                    ARTICLE 8

                               EXECUTORY CONTRACTS

     Section 8.1. REJECTION OF EXECUTORY CONTRACTS. The Debtors will reject, as of the Effective Date and pursuant to Section 365(b) of the Bankruptcy Code, all Executory Contracts to which they are a party, including any Executory Contracts with Imperial Date Gardens and Pioneer Hi-Bred International, Inc., to the extent not already rejected. The Plan shall be deemed a motion for authority to reject all Executory Contracts, to the extent not already rejected, which rejection shall be effective as of the Effective Date.

     Section 8.2. CLAIMS FOR DAMAGES. Each Person who is a party to an Executory Contract rejected pursuant to this Article 8 shall be entitled to File, not later than thirty (30) days after such rejection, a proof of Claim for damages alleged to arise from the rejection of the Executory Contract to which such Person is party. Objections to any proof of Claim shall be Filed by the Disbursing Agent, as agent for the Estates, not later than thirty (30) days after such proof of Claim is Filed, and the Bankruptcy Court shall determine any such objections. Treatment of such Claims under the Plan shall be consistent with the treatment received by holders of other Claims in the Class into which such Claims fall.

                                    ARTICLE 9

                            RETENTION OF JURISDICTION


     Section 9.1. JURISDICTION OF BANKRUPTCY COURT. Following the Effective Date, the Bankruptcy Court will retain jurisdiction of the Bankruptcy Cases for the following purposes:

          (a) To hear and determine any and all pending applications for the rejection and disaffirmance, assumption or assignment of Executory Contracts or unexpired leases, any objection to Claims resulting therefrom, and the allowance of Claims resulting therefrom.

          (b) To hear and determine any and all applications, adversary proceedings, contested matters and other litigated matters pending on the Confirmation Date.

          (c) To ensure that the distributions to holders of Claims are accomplished as provided herein.

          (d) To hear and determine any objections to Claims and to allow or disallow any Disputed Claim in whole or in part.

          (e) To enter and implement such orders as may be appropriate in the event Confirmation is for any reason stayed, reversed, revoked, modified or vacated.

          (f) To hear and determine all applications for compensation of professionals and reimbursement of expenses under Section 330 of the Bankruptcy Code.


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

          (g) To hear the Debtors' or Disbursing Agent's application, if any, to modify the Plan in accordance with Section 1127 of the Bankruptcy Code.
After Confirmation, the Debtors may also, so long as it does not adversely affect the interests of Creditors, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, disclosure statement or the Confirmation Order, in such manner as may be necessary to carry out the purposes and effects of the Plan.

          (h) To hear and determine disputes arising in connection with the Plan or its implementation.


          (i) To construe and to take any action to enforce the Plan and issue such orders as may be necessary for the implementation, execution and consummation of the Plan.

          (j) To take any action to resolve any disputes arising out of or relating to any Claim or any Interest; to hear and determine other issues presented by or arising under the Plan, including claims made by holders of Claims that are unimpaired hereunder; and to take any action to resolve any disputes of Creditors with respect to their Claims.

          (k) To determine such other matters and for such other purposes as may be provided in the Confirmation Order.

          (l)  To hear and determine applications for orders sought pursuant to
Section 7.10 hereof.

          (m)  To enter a final decree in each of the Bankruptcy Cases.

          (n) To hear and determine any other matters not inconsistent with Chapter 11 of the Bankruptcy Code.

          The retention of jurisdiction provided for herein shall be exclusive with respect to all matters set forth in subparagraphs (a) through (n) hereof so as to preserve for the Debtors the benefits of the Plan, subject to the Bankruptcy Court's power under Section 305 of the Bankruptcy Code or 28 U.S.C.
Section 1334(c) to abstain as to all or part of a proceeding.

                                   ARTICLE 10

             CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

     Section 10.1. CONDITIONS TO CONFIRMATION. Confirmation of the Plan shall not occur unless each of the following conditions has occurred or has been waived in a writing executed by the Debtors:

          (a)  The Confirmation Date shall occur no later than July 15, 1996.

          (b) The Confirmation Order shall be in form and substance acceptable to the Debtors and Ultra Fund.

     Section 10.2. CONDITIONS TO EFFECTIVENESS. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur unless and until each of the following conditions has occurred or been waived in a writing executed by the Debtors:

          (a)  The Confirmation Order shall have become a Final Order; and

          (b)  The Effective Date shall occur no later than July 29, 1996.

                                   ARTICLE 11

                         TITLE TO PROPERTY AND DISCHARGE

     Section 11.2. DISCHARGE. The Plan does not provide for the liquidation of all or substantially all of the property of the estate and the Debtors will engage in business after consummation of the Plan. The Confirmation of the Plan discharges the Debtors from any debt that arose before the Confirmation Date, and any debt of a kind specified in section 502(g), 502(h), or 502(i) of the Code, whether or not:

          (i) a proof of the claim based on such debt is filed or deemed filed under section 501 of the Code;

          (ii) such claim is allowed under section 502 of the Code; or

          (iii)     the holder of such claim has accepted the Plan.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

     Section 12.1. GOVERNING LAW. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

     Section 12.2. HEADINGS. The headings of the Articles, sections and paragraphs of the Plan are intended as an aid to the reader and should be considered as an aid to interpretation.

     Section 12.3. RIGHT TO WITHDRAW. The Debtors reserve the right to revoke and/or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, the Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any other Person.

     Section 12.4. TIME. In computing any period of time prescribed or allowed by the Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, or, when the act to be done is the Filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed or allowed is less than 11 days, intermediate days that are not Business Days shall be excluded in the computation.

     Section 12.5.  CONSTRUCTION.  The rules of construction set forth in
Section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

     Section 12.6. AMENDMENTS. The Plan may be amended, modified or supplemented by the Debtors before or after the Confirmation Date without additional disclosure pursuant to Section 1125 of the Bankruptcy Code and in the manner provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by law, except as the Bankruptcy Court may otherwise order.

     Section 12.7. NO INTEREST. Except as expressly stated in the Plan, or allowed by the Bankruptcy Court, no interest, penalty or late charge is to be allowed on any Claim subsequent to the Filing Date.

     Section 12.8. NO ATTORNEYS' FEES. No attorneys' fees will be paid with respect to any Claim except as specified herein or as allowed by a Final Order of the Bankruptcy Court.

     Section 12.9. AMOUNTS OF CLAIMS. All references to Claims and amounts of Claims refer to the amount of the Claim allowed by Final Order by the Bankruptcy Court or by the Plan. The Debtors and other interested parties reserve the right, both before and after Confirmation, to object to Claims so as to have the Bankruptcy Court determine the allowed amount of such Claim.


     Section 12.10. NO WAIVER OF DISCHARGE. Except as otherwise specifically provided herein, nothing in the Plan shall be deemed to waive, limit or restrict in any way the discharge granted upon Confirmation of the Plan in Section 1141 of the Bankruptcy Code.

     Section 12.11. INTEGRATION. The provisions of the Plan and the Confirmation Order supersede any and all prior agreements, documents, understandings, written or otherwise, in respect of any Claim against or Interest in the Debtors, and the treatment or satisfaction thereof. All such prior agreements, documents or understandings are merged herein, and no party, Creditor or Interest holder may hereafter pursue or prosecute any Claim or demand arising out of or pertaining to such superseded agreements, documents or understandings.

DATED:  June  6 , 1996
             ---


                                   ESCAGENETICS CORPORATION


                                   By: /s/ William J. Koenig
                                      ------------------------------
                                   Name:  William J. Koenig
                                   Title:  President and
                                             Chief Executive Officer

                                   PHYTOPHARMACEUTICALS, INC.


                                   By: /s/ William J. Koenig
                                      ------------------------------
                                   Name:  William J. Koenig
                                   Title:  President and
                                             Chief Executive Officer

                                   TPS PRODUCTS CO.


                                   By: /s/ William J. Koenig
                                      ------------------------------
                                   Name:  William J. Koenig
                                   Title:  President and
                                             Chief Executive Officer
PRESENTED BY:

GIBSON, DUNN & CRUTCHER
JONATHAN M. LANDERS
DESMOND CUSSEN
One Montgomery Street
Telesis Tower
San Francisco, California  94104-4505


By:  /s/ Desmond J. Cussen
   ------------------------------
        Desmond J. Cussen

Date:  June  6 , 1996
            ---

Attorneys for Debtors
ESCAGENETICS CORPORATION
PHYTOPHARMACEUTICALS, INC.
TPS PRODUCTS CO.











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